UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2023

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 600
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On January 18, 2023, in connection with the new Securities and Exchange Commission Rule 14a-19 under the Securities Exchange Act of 1934, as amended, regarding universal proxy cards (the “Universal Proxy Rule”), certain recent changes to the Delaware General Corporation Law and a periodic review of the bylaws of NN, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company adopted and approved amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately. Among other things, the amendments effected by the Amended and Restated Bylaws:
•Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors made in connection with annual and special meetings of stockholders by, including, without limitation:
◦Adding a requirement that any stockholder submitting a nomination notice make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with the Universal Proxy Rule;
◦Clarifying that if any stockholder provides notice pursuant to the Universal Proxy Rule and subsequently either (i) notifies the Company that such stockholder no longer intends to solicit proxies in support of director nominees other than the Company’s nominees or (ii) fails either to comply with the requirements of the Universal Proxy Rule or to timely provide reasonable evidence to the Company that such stockholder has met the requirements of the Universal Proxy Rule then such stockholder’s nominees will be disregarded and no vote on such nominees proposed by such stockholder will occur, notwithstanding any proxies or votes the Company has received in respect of such nominees;
◦Providing that the number of nominees proposed by stockholders submitting a nomination notice may not exceed the number of directors to be elected at the relevant meeting of stockholders; and
◦Requiring that, if requested by the Board or any Board committee, proposed nominees make themselves available for interviews by the Board or such committee on or prior to the later of (i) ten (10) days following the date of any reasonable request therefor from the Board or any Board committee, and (ii) the 30th day prior to the meeting of stockholders at which any such proposed nominee is nominated to be elected.
•Modify the provisions relating to availability of lists of stockholders entitled to vote at stockholder meetings to reflect recent amendments to the Delaware General Corporation Law;
•Require any stockholders directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;
•Require a stockholder (or a qualified representative of the stockholder) presenting business at a meeting of the Company’s stockholders under the advance notice provisions to appear in person at the applicable meeting to present such proposed business;
•Remove provisions relating to the previously completed transition from a classified Board to annual election of directors that are no longer applicable;
•Make various other updates, including technical, ministerial and conforming changes related to recent amendments in the Delaware General Corporation Law.
The foregoing summary of the amendments effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
 (d)    Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of NN, Inc., effective as of January 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 20, 2023

NN, INC.

By:	/s/ Michael C. Felcher
Name:	Michael C. Felcher
Title:	Senior Vice President - Chief Financial Officer